                                                                    Exhibit 99.1
Signatures of Reporting Persons:

This statement on Form 3 is filed by Sofinnova Venture Partners VII, L.P.,
Sofinnova Management VII, L.L.C., James I. Healy and Eric P. Buatois. The
principal business address of each of the reporting persons is 140 Geary Street,
10th Floor, San Francisco, CA 94108. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Sofinnova Venture Partners VII, L.P.

By:     Sofinnova Management VII, L.L.C
        its General Partner

By: /s/ Nathalie Auber, Attorney-in-Fact
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Sofinnova Management VII, L.L.C.

By: /s/ Nathalie Auber, Attorney-in-Fact
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James I.  Healy

By: /s/ Nathalie Auber, Attorney-in-Fact
    ------------------------------------

Eric P. Buatois

By: /s/ Nathalie Auber, Attorney-in-Fact
    ------------------------------------